Exhibit (c)(iii)
Project Milos Preliminary Valuation Supporting Materials As of June 5, 2008

Preliminary Valuation Supporting Materials Preliminary Valuation Summary Preliminary Valuation Summary EV / 2008E IBES EBITDA 9.0x 10.9x 12.7x 14.6x 16.5x 18.3x 20.2x 22.1x 23.9x 25.8x Comparable Company Analysis $65.49 $77.36 $100.20 (IBES)(1) Market All-Time High Current Analyst Price Targets(2) JP Morgan Analyst Discounted (3) $70.95 $87.49 Cash Flow Analysis 12-month Trading Current Share Price Lehman Brothers Wachovia Morgan Stanley Analyst (3) $75.29 $92.17 Natixis Discounted Cash Flow Analysis Broadpoint Capital Friedman, Billings Jefferies Credit Suisse Consensus target Squeeze-Out Premiums Paid price ($85.07) $77.80 $94.21 BMO Capital Analysis(4) Sanford Bernstein Ferris Baker Watts Merrill Lynch M&A Precedent Transactions RBC $113.55 $135.92 Analysis(5) Janney Montgomery Scott $73.11 Overall Average Current Lazard Price(6) Robert Baird & Co Oppenheimer M&A Premiums Paid Analysis(7) $92.31 $104.86 Banc of America Goldman Sachs Bear Stearns Piper Jaffray $50.00 $60.00 $70.00 $80.00 $90.00 $100.00 $110.00 $120.00 $130.00 $140.00 Rodman & Renshaw (1) Based on IBES projections and ranges of 2008E and 2009E EBITDA multiples of 12.0x to 14.0x and 11.0x to 13.0x and ranges of 2008E and 2009E P/E Thomas Weisel multiples of 20.0x to 22.0x and 18.0x to 20.0x, respectively UBS (2) Source: Bloomberg (3) Based on Wall Street projections to 2012, assumes an exit multiple range of 12.0x to 14.0x and discount rates of 8.5% — 10.5% Morgan Stanley (4) Based on squeeze out premiums paid in transactions with deal values greater than $1 billion since 2003 in which the acquiror owned more than 50% of the JP Morgan outstanding shares prior the transaction and sought 25-50% through the acquisition. Premiums represent one-day, one-week and one-month final offer premium ranges of 15.0% - 30.0% $60.00 $70.00 $80.00 $90.00 $100.00 $110.00 (5) Based on deal multiples from selected completed change-of-control biotech deals since 2004. Based on IBES projections and a range of LTM revenue multiples $ per share of 10.0x to 12.0x (6) Current price as of 6/5/2008 1 (7) Based on one-day and one-week change-of-control premium ranges of 30.0% — 40.0% and one-month change-of-control premium range of 45.0% — 55.0%

Preliminary Valuation Supporting Materials

Comparable Companies

Trading Statistics

($ in millions, except per share data)

Company	Price 6/5/2008	Discount From 52 Wk. High	FD Equity Value	Enterprise Value	Long Term Growth	Enterprise Value / Revenue 2008E	Enterprise Value / Revenue 2009E	Enterprise Value / EBITDA 2008E	Enterprise Value / EBITDA 2009E	Price / Earnings 2008E	Price / Earnings 2009E	PEG 2008E	PEG 2009E
Gilead Sciences	$56.64	(0.5%)	$54,191	$54,587	23.8%	10.6x	9.0x	20.8x	18.5x	28.1x	24.4x	1.2x	1.0x
Amgen	44.93	(24.2%)	48,915	51,445	9.8%	3.6x	3.4x	8.0x	7.4x	10.8x	10.4x	1.1x	1.1x
Celgene	63.35	(16.0%)	28,580	26,750	42.0%	12.2x	9.2x	n.m.	21.5x	n.m.	26.1x	n.m.	0.6x
Biogen Idec	64.57	(23.8%)	18,954	19,182	14.2%	4.9x	4.5x	11.8x	11.0x	18.6x	16.4x	1.3x	1.2x
Genzyme	69.45	(15.4%)	19,023	18,869	19.7%	4.1x	3.6x	10.1x	n.a.	17.5x	14.6x	0.9x	0.7x
Cephalon	68.33	(19.5%)	4,688	5,072	17.1%	2.7x	2.4x	8.2x	6.9x	13.5x	10.7x	0.8x	0.6x
All Comparables:				**Mean**	**21.1%**	**6.3x**	**5.3x**	**11.8x**	**13.1x**	**17.7x**	**17.1x**	**1.1x**	**0.9x**
				Median	**18.4%**	**4.5x**	**4.0x**	**10.1x**	**11.0x**	**17.5x**	**15.5x**	**1.1x**	**0.9x**
Core Comparables:(1)				**Mean**	**13.7%**	**3.7x**	**3.4x**	**9.3x**	**8.5x**	**14.3x**	**12.5x**	**1.1x**	**0.9x**
				Median	**14.2%**	**3.6x**	**3.4x**	**8.2x**	**7.4x**	**13.5x**	**10.7x**	**1.1x**	**1.1x**
Milos(2)	**$73.11**	**(11.1%)**	**$78,061**	**$76,264**	**22.9%**	**5.9x**	**5.4x**	**13.3x**	**12.3x**	**21.4x**	**18.9x**	**0.9x**	**0.8x**

Source: FactSet, Capital IQ, IBES, Company Filings
(1) Core comparables represent publicly traded pharmaceutical companies with significant oncology and immunology businesses
(2) Based on 1,050.9 million shares outstanding and 88 million options outstanding at a weighted average exercise price of $61.61

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Preliminary Valuation Supporting Materials Comparable Companies Operating Statistics ($ in millions, except per share data) Enterprise Revenue Revenue Growth EBITDA Margin Net Margin Company Value 2008E 2009E 2008E 2009E 2008E 2009E 2008E 2009E Gilead Sciences $54,587 $5,168 $6,081 22.2% 17.7% 50.8% 48.6% 37.3% 36.5% Amgen 51,445 14,399 14,937 (2.5%) 3.7% 44.6% 46.3% 31.4% 31.6% Celgene 26,750 2,191 2,910 55.8% 32.9% 37.0% 42.7% 31.5% 37.6% Biogen Idec 19,182 3,904 4,308 23.1% 10.3% 41.7% 40.4% 26.1% 26.9% Genzyme 18,869 4,575 5,186 20.0% 13.3% 40.9% n.a. 23.7% 25.2% Cephalon 5,072 1,890 2,138 6.6% 13.1% 32.9% 34.3% 18.4% 20.4% Mean 21.0% 15.5% 41.4% 42.5% 29.0% 30.6% All Comparables: Median 22.2% 13.1% 41.7% 42.7% 31.4% 31.6% (1) Mean 9.1% 9.1% 39.7% 40.3% 25.3% 26.3% Core Comparables: Median 6.6% 10.3% 41.7% 40.4% 26.1% 26.9% Milos(2) $76,264 $12,984 $14,108 10.7% 8.7% 44.1% 43.9% 28.1% 29.3% Source: FactSet, Capital IQ, IBES, Company Filings (1) Core comparables represent publicly traded pharmaceutical companies with significant oncology and immunology businesses 3 (2) Based on 1,050.9 million shares outstanding and 88 million options outstanding at a weighted average exercise price of $61.61

Preliminary Valuation Supporting Materials Comparable Company Multiple Analysis ($ in millions, except per share amounts) Comparable company valuation based on EBITDA IBES Case multiples implies a range between $65.49 and $77.36 Milos Enterprise Equity Implied Statistic Trading Range Valuation Valuation (1) Price per Share (2) per share 2008E EBITDA $5,729 12.0x — 14.0x $68,745 — $80,202 $70,542 — $81,999 $66.07 — $76.80 2009E EBITDA $6,194 11.0x — 13.0x $68,130 — $80,517 $69,927 — $82,314 $65.49 — $77.09 2008E Net Income $3,651 20.0x — 22.0x $71,232 - $78,535 $73,029 — $80,332 $68.40 — $75.24 2009E Net Income $4,130 18.0x — 20.0x $72,540 — $80,800 $74,337 — $82,597 $69.62 — $77.36 Implied Range $65.49 — $77.36 Premium / (Discount) to Current Price of $73.11 (10.4%) — 5.8% Premium / (Discount) to All-time High Price of $100.20 (34.6%) - (22.8%) Source: Capital IQ, IBES (1) Based on ($1,797.0) million of net debt 4 (2) Based on 1,050.9 million shares outstanding and 88 million options outstanding at a weighted average exercise price of $61.61

Preliminary Valuation Supporting Materials

Standalone Milos Financial Projections

JP Morgan Case

JP Morgan financial projections anticipate slowing sales growth for all three of Milos' top drugs, Avastin, Rituxan and Herceptin

EBITDA margin expansion is driven by COGS savings, leading to gross margin expansion and R&D and SG&A expenses that are lower as a percentage of sales

JP Morgan Projections

($ in millions)

	2006A	2007A	2008E	2009E	2010E	2011E	2012E
Revenue	$9,285	$11,725	$13,296	$14,594	$15,796	$16,677	$17,511
% Growth	*40.0%*	*26.3%*	*13.4%*	*9.8%*	*8.2%*	*5.6%*	*5.0%*
EBITDA [1]	$3,720	$4,864	$5,531	$6,510	$7,265	$7,910	$8,467
% Margin	*40.1%*	*41.5%*	*41.6%*	*44.6%*	*46.0%*	*47.4%*	*48.4%*
% Growth	*50.5%*	*30.8%*	*13.7%*	*17.7%*	*11.6%*	*8.9%*	*7.0%*
EBIT [1]	$3,313	$4,372	$5,337	$6,312	$7,061	$7,705	$8,251
% Margin	*35.7%*	*37.3%*	*40.1%*	*43.3%*	*44.7%*	*46.2%*	*47.1%*
% Growth	*57.6%*	*32.0%*	*22.1%*	*18.3%*	*11.9%*	*9.1%*	*7.1%*
Net Income	$2,115	$2,770	$3,363	$4,079	$4,639	$5,247	$5,833
% Margin	*22.8%*	*23.6%*	*25.3%*	*28.0%*	*29.4%*	*31.5%*	*33.3%*
% Growth	*65.4%*	*31.0%*	*21.4%*	*21.3%*	*13.7%*	*13.1%*	*11.2%*
Capital Expenditures	$1,214	$977	$1,595	$1,751	$1,896	$2,001	$2,101
% Margin	*13.1%*	*8.3%*	*12.0%*	*12.0%*	*12.0%*	*12.0%*	*12.0%*
Net Working Capital [2]	$1,054	$1,447	$726	$831	$965	$1,050	$1,182
NWC as a % of Revenue	*11.4%*	*12.3%*	*5.5%*	*5.7%*	*6.1%*	*6.3%*	*6.7%*

Source: Company filings, Capital IQ, JP Morgan model dated 4/11/2008
Note: Historical financials as per JP Morgan analyst model
(1) Normalized for non-recurring charges
(2) Excludes impact of accrued litigation restricted cash ($788 million) and liabilities ($776 million), and commercial paper ($599 million)

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Preliminary Valuation Supporting Materials

Standalone Milos DCF

JP Morgan Case

A DCF analysis based on JP Morgan analyst estimates implies a per share intrinsic value of $70.95 to $87.49

JP Morgan Projections – Five Year DCF

Terminal EBITDA Multiple	**12.0x**			**13.0x**			**14.0x**		
Discount Rate	**8.5%**	**9.5%**	**10.5%**	**8.5%**	**9.5%**	**10.5%**	**8.5%**	**9.5%**	**10.5%**
Present Value of Cash Flows:									
Years 2008-2012	$9,508	$9,316	$9,130	$9,508	$9,316	$9,130	$9,508	$9,316	$9,130
Terminus	70,381	67,534	64,827	76,246	73,162	70,230	82,111	78,790	75,632
Enterprise Value	$79,889	$76,850	$73,958	$85,754	$82,478	$79,360	$91,619	$88,106	$84,762
Net Debt	(1,797)	(1,797)	(1,797)	(1,797)	(1,797)	(1,797)	(1,797)	(1,797)	(1,797)
Equity Value	$81,686	$78,647	$75,755	$87,551	$84,275	$81,157	$93,416	$89,903	$86,559
Implied Price Per Share [(1)]	**$76.51**	**$73.66**	**$70.95**	**$82.00**	**$78.93**	**$76.01**	**$87.49**	**$84.20**	**$81.07**
Premium / (Discount) to Current Price of $73.11	*4.6%*	*0.8%*	*(3.0%)*	*12.2%*	*8.0%*	*4.0%*	*19.7%*	*15.2%*	*10.9%*
Premium / (Discount) to All-time High Price of $100.20	*(23.6%)*	*(26.5%)*	*(29.2%)*	*(18.2%)*	*(21.2%)*	*(24.1%)*	*(12.7%)*	*(16.0%)*	*(19.1%)*
Implied Enterprise Value /									
2009E Revenue	5.5x	5.3x	5.1x	5.9x	5.7x	5.4x	6.3x	6.0x	5.8x
2010E Revenue	5.1x	4.9x	4.7x	5.4x	5.2x	5.0x	5.8x	5.6x	5.4x
Implied Enterprise Value /									
2009E EBITDA	12.3x	11.8x	11.4x	13.2x	12.7x	12.2x	14.1x	13.5x	13.0x
2010E EBITDA	11.0x	10.6x	10.2x	11.8x	11.4x	10.9x	12.6x	12.1x	11.7x
Implied Price /									
2009E Net Income	20.0x	19.3x	18.6x	21.5x	20.7x	19.9x	22.9x	22.0x	21.2x
2010E Net Income	17.6x	17.0x	16.3x	18.9x	18.2x	17.5x	20.1x	19.4x	18.7x
Implied Perpetuity Growth Rate	5.5%	6.4%	7.4%	5.7%	6.7%	7.6%	5.9%	6.9%	7.8%

Source: JP Morgan model dated 4/11/2008
Note: Assumes 40.0% tax rate, valuation date of 6/30/2008 and midpoint convention
(1) Based on 1,050.9 million shares outstanding and 88 million options outstanding at a weighted average exercise price of $61.61

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Preliminary Valuation Supporting Materials

Standalone Milos Financial Projections

Morgan Stanley Case

Morgan Stanley projects slowing product sales growth for all of Milos' drugs and increasing growth for royalty sales

EBITDA expansion is driven by cost savings in SG&A as well as in R&D

Morgan Stanley Projections

($ in millions)

	2006A	2007A	2008E	2009E	2010E	2011E	2012E
Revenue	$9,283	$11,719	$12,954	$13,874	$15,150	$15,938	$17,137
% Growth	*40.0%*	*26.2%*	*10.5%*	*7.1%*	*9.2%*	*5.2%*	*7.5%*
EBITDA [1]	$4,026	$5,260	$6,089	$6,477	$7,352	$7,819	$8,549
% Margin	*43.4%*	*44.9%*	*47.0%*	*46.7%*	*48.5%*	*49.1%*	*49.9%*
% Growth	*62.9%*	*30.6%*	*15.8%*	*6.4%*	*13.5%*	*6.3%*	*9.3%*
EBIT [1]	$3,619	$4,768	$5,624	$6,027	$6,867	$7,302	$7,997
% Margin	*39.0%*	*40.7%*	*43.4%*	*43.4%*	*45.3%*	*45.8%*	*46.7%*
% Growth	*72.2%*	*31.7%*	*18.0%*	*7.2%*	*13.9%*	*6.3%*	*9.5%*
Net Income	$2,389	$3,142	$3,670	$3,994	$4,716	$5,372	$6,161
% Margin	*25.7%*	*26.8%*	*28.3%*	*28.8%*	*31.1%*	*33.7%*	*35.9%*
% Growth	*86.8%*	*31.5%*	*16.8%*	*8.8%*	*18.1%*	*13.9%*	*14.7%*
Capital Expenditures	$1,214	$977	$907	$832	$795	$717	$771
% Margin	*13.1%*	*8.3%*	*7.0%*	*6.0%*	*5.3%*	*4.5%*	*4.5%*
Net Working Capital [2]	$1,054	$1,447	$2,174	$2,164	$2,167	$2,260	$2,403
NWC as a % of Revenue	*11.4%*	*12.3%*	*16.8%*	*15.6%*	*14.3%*	*14.2%*	*14.0%*

Source: Company filings, Capital IQ, Morgan Stanley model dated 4/11/2008
Note: Historical financials as per Morgan Stanley analyst model
(1) Normalized for non-recurring charges
(2) Excludes impact of accrued litigation restricted cash ($788 million) and liabilities ($776 million), and commercial paper ($599 million) in 2007

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Preliminary Valuation Supporting Materials

Standalone Milos DCF

Morgan Stanley Case

A DCF analysis based on Morgan Stanley analyst estimates implies a per share intrinsic value of $75.29 to $92.17

Morgan Stanley Projections – Five Year DCF

Terminal EBITDA Multiple	12.0x			13.0x			14.0x		
Discount Rate	8.5%	9.5%	10.5%	8.5%	9.5%	10.5%	8.5%	9.5%	10.5%
Present Value of Cash Flows:									
Years 2008-2012	$13,705	$13,414	$13,134	$13,705	$13,414	$13,134	$13,705	$13,414	$13,134
Terminus	71,065	68,191	65,458	76,988	73,874	70,913	82,910	79,556	76,368
Enterprise Value	$84,771	$81,606	$78,592	$90,693	$87,288	$84,047	$96,615	$92,971	$89,502
Net Debt	(1,797)	(1,797)	(1,797)	(1,797)	(1,797)	(1,797)	(1,797)	(1,797)	(1,797)
Equity Value	$86,568	$83,403	$80,389	$92,490	$89,085	$85,844	$98,412	$94,768	$91,299
Implied Price Per Share[1]	**$81.08**	**$78.11**	**$75.29**	**$86.62**	**$83.43**	**$80.40**	**$92.17**	**$88.76**	**$85.51**
Premium / (Discount) to Current Price of $73.11	*10.9%*	*6.8%*	*3.0%*	*18.5%*	*14.1%*	*10.0%*	*26.1%*	*21.4%*	*17.0%*
Premium / (Discount) to All-time High Price of $100.20	*(19.1%)*	*(22.0%)*	*(24.9%)*	*(13.5%)*	*(16.7%)*	*(19.8%)*	*(8.0%)*	*(11.4%)*	*(14.7%)*
Implied Enterprise Value /									
2009E Revenue	6.1x	5.9x	5.7x	6.5x	6.3x	6.1x	7.0x	6.7x	6.5x
2010E Revenue	5.6x	5.4x	5.2x	6.0x	5.8x	5.5x	6.4x	6.1x	5.9x
Implied Enterprise Value /									
2009E EBITDA	13.1x	12.6x	12.1x	14.0x	13.5x	13.0x	14.9x	14.4x	13.8x
2010E EBITDA	11.5x	11.1x	10.7x	12.3x	11.9x	11.4x	13.1x	12.6x	12.2x
Implied Price /									
2009E Net Income	21.7x	20.9x	20.1x	23.2x	22.3x	21.5x	24.6x	23.7x	22.9x
2010E Net Income	18.4x	17.7x	17.0x	19.6x	18.9x	18.2x	20.9x	20.1x	19.4x
Implied Perpetuity Growth Rate	4.0%	5.0%	5.9%	4.3%	5.3%	6.3%	4.6%	5.6%	6.6%

Source: Morgan Stanley model dated 4/11/2008
Note: Assumes 40.0% tax rate, valuation date of 6/30/2008 and midpoint convention
(1) Based on 1,050.9 million shares outstanding and 88 million options outstanding at a weighted average exercise price of $61.61

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Preliminary Valuation Supporting Materials

Precedent Transactions

Minority Squeeze Outs[(1)]

($ in millions, except per share data)

Date Ann'd	Target Name	Acquiror Name	% Sought	Initial Offer	Deal Value	Days Since All-Time High	% Change to Final	Initial Premium 1 Day	Initial Premium 1 Week	Initial Premium 1 Month	Initial Premium High	Final Premium 1 Day	Final Premium 1 Week	Final Premium 1 Month	Final Premium High
07/25/07	Banca CR Firenze SpA	Intesa SanPaolo SpA	41.1%	$10.23	$3,486.5	13	0.1%	14.9%	11.8%	24.3%	9.6%	15.0%	11.9%	24.3%	9.7%
07/03/07	Cosmote Telecommunications	Hellenic Telecommunications SA	32.2%	38.54	4,150.0	165	-	22.2%	30.7%	21.6%	17.5%	22.2%	30.7%	21.6%	17.5%
05/24/07	Codan Forsikring AS	RSA Overseas Holdings BV	28.3%	109.06	1,397.4	938	-	15.0%	14.7%	10.7%	n.m.	15.0%	14.7%	10.7%	n.m.
04/02/07	Tribune Co	Sam Zell	47.5%	34.00	3,637.5	2,702	-	5.9%	9.3%	13.3%	(44.1%)	5.9%	9.3%	13.3%	(44.1%)
03/06/07	Nikko Cordial Corp	Citigroup Japan Holdings Ltd	32.0%	15.91	4,645.2	7,257	-	11.1%	13.9%	8.9%		11.1%	13.9%	8.9%	0.0%
11/20/06	TD Banknorth Inc,Portland,ME	Toronto-Dominion Bank	45.4%	32.33	3,232.1	689	-	6.5%	8.4%	7.1%	(56.8%)	6.5%	8.4%	7.1%	(56.8%)
08/29/06	Mitsubishi UFJ Securities Co	Mitsubishi UFJ Financial Grp	38.0%	11.57	3,154.3	144	-	(5.8%)	(11.2%)	4.8%	(30.5%)	(5.8%)	(11.2%)	4.8%	(30.5%)
08/22/06	Burns Philp & Co Ltd	Rank Group Ltd	42.4%	0.84	1,006.3	4,604	-	17.0%	16.7%	16.7%	(76.3%)	17.0%	16.7%	16.7%	(76.3%)
08/02/06	Arcelor Brasil SA	Mittal Steel Co NV	34.0%	16.15	5,626.6	85	57.4%	(2.6%)	3.1%	7.1%	(87.0%)	53.4%	62.3%	68.6%	(79.5%)
06/25/06	Toro Assicurazioni SpA	Assicurazioni Generali SpA	44.5%	26.69	2,159.4	100	-	28.1%	33.6%	33.8%	14.8%	28.1%	33.6%	33.8%	14.8%
05/29/06	Hanshin Electric Railway Co	Hankyu Holdings Inc	36.1%	7.22	1,096.3	6,048	-	(16.7%)	(11.3%)	(14.1%)	(34.4%)	(16.7%)	(11.3%)	(14.1%)	(34.4%)
12/14/05	ASF	Vinci SA	26.6%	61.18	3,758.6	149	-	4.2%	7.4%	10.1%	0.2%	4.2%	7.4%	10.1%	0.2%
09/15/05	Banca Antonveneta SpA	ABN AMRO Bank NV	44.2%	32.39	4,420.9	143	-	1.0%	1.2%	3.7%	(10.9%)	1.0%	1.2%	3.7%	(10.9%)
09/11/05	RAS	Allianz AG	44.6%	23.57	7,126.1	163	-	9.5%	12.3%	11.7%	(2.9%)	9.5%	12.3%	11.7%	(2.9%)
09/01/05	7-Eleven Inc	IYG Holding Co	30.3%	32.50	1,301.5	4,329	15.4%	14.7%	13.6%	(1.1%)	(15.4%)	32.3%	31.0%	14.1%	(2.4%)
08/09/05	Electrabel SA	Suez SA	50.0%	520.65	13,843.1	2,398	0.4%	8.2%	13.5%	17.2%	0.9%	8.6%	13.9%	17.7%	1.3%
06/15/05	Unitedglobalcom	Liberty Media	46.4%	9.57	3,481.4	n.m.	0.4%	1.8%	3.2%	(0.7%)	n.m.	2.2%	3.7%	(0.3%)	n.m.
04/26/05	Mitsubishi Pharma Corp	Mitsubishi Chemical Corp	41.1%	10.04	1,889.9	5,684	-	3.5%	5.9%	(0.4%)	(3.8%)	3.5%	5.9%	(0.4%)	(3.8%)
04/20/05	Seven-Eleven Japan Co Ltd	Ito-Yokado Co Ltd	49.4%	30.73	12,483.1	n.m.	-	13.3%	7.7%	3.0%	n.m.	13.3%	7.7%	3.0%	n.m.
03/29/05	Galeries Lafayette SA	SEMAD	38.8%	304.09	1,578.8	1,667	-	2.2%	4.4%	6.3%	0.7%	2.2%	4.4%	6.3%	0.7%
03/09/05	Falconbridge Ltd	Noranda Inc	41.2%	34.01	2,519.1	5,685	-	5.3%	21.0%	33.2%	2.3%	5.3%	21.0%	33.2%	2.3%
02/11/05	AS Hansapank	FoereningsSparbanken AB	40.3%	14.62	2,293.7	2,859	22.7%	8.0%	9.2%	12.3%	(77.9%)	32.6%	34.0%	37.8%	(72.9%)
12/07/04	Telecom Italia Mobile SpA	Telecom Italia SpA	44.7%	7.51	28,820.7	n.a.	-	8.3%	15.0%	23.6%	n.a.	8.3%	15.0%	23.6%	n.a.
10/09/04	T-Online International AG	Deutsche Telekom AG	26.1%	11.16	3,559.6	1,621	-	2.7%	1.3%	3.9%	(74.1%)	2.7%	1.3%	3.9%	(74.1%)
08/02/04	Cox Communications Inc	Cox Enterprises Inc	38.6%	32.00	8,389.6	1,652	8.6%	16.0%	14.7%	15.3%	(45.2%)	26.0%	24.6%	25.2%	(40.5%)
02/02/04	Grupo Financiero BBVA Bancomer	BBVA SA	40.6%	1.09	3,887.9	n.a.	-	15.7%	9.6%	23.4%	n.a.	15.7%	9.6%	23.4%	n.a.
10/06/03	UGC Europe Inc	UGC Holdings Inc	34.5%	58.63	1,352.1	33	33.7%	9.0%	8.7%	4.4%	(11.2%)	45.7%	45.4%	39.6%	18.8%
04/10/03	Hotels.com	USA Interactive	37.7%	60.24	1,237.2	128	-	13.0%	9.8%	28.0%	(19.7%)	13.0%	9.8%	28.0%	(19.7%)
03/12/03	Telecom Italia SpA	Ing C Olivetti & Co SpA	45.1%	6.65	27,835.3	6,138	-	2.4%	(5.9%)	(10.8%)	(70.9%)	2.4%	(5.9%)	(10.8%)	(70.9%)
					Mean	**2,216**	**17.3%**	**8.1%**	**9.4%**	**10.9%**	**(26.7%)**	**13.1%**	**14.5%**	**16.1%**	**(23.1%)**
					Median	**1,621**	**12.0%**	**8.2%**	**9.3%**	**10.1%**	**(15.4%)**	**9.5%**	**11.9%**	**13.3%**	**(7.4%)**
					High	**7,257**	**57.4%**	**28.1%**	**33.6%**	**33.8%**	**17.5%**	**53.4%**	**62.3%**	**68.6%**	**18.8%**
					Low	**13**	**0.1%**	**(16.7%)**	**(11.3%)**	**(14.1%)**	**(87.0%)**	**(16.7%)**	**(11.3%)**	**(14.1%)**	**(79.5%)**
09/01/05	**Chiron**	**Novartis**	**56.4%**	**40.00**	**5,337.9**	**2,004**	**20.0%**	**9.7%**	**13.3%**	**8.7%**	**(43.7%)**	**31.7%**	**35.9%**	**30.4%**	**(32.4%)**

Source: Thomson Financial, Capital IQ
Note: Includes all completed and pending deals with deal values greater than $1 billion since 2003 in which the acquiror owned more than 50% of the outstanding shares prior to the transaction and sought 25-50% of the outstanding shares through the acquisition
(1) Novartis-Chiron transaction contemplated the acquisition of a majority interest and is shown for illustrative purposes only

Greenhill | 9

Preliminary Valuation Supporting Materials Squeeze-Out Analysis ($ in millions, except per share amounts) Valuation based on precedent squeeze-outs Comparable Squeeze-Out Analysis implies a range between $77.80 and $94.21 per share Stock Price Premium Range to Stock Price Implied Value per Share One Day $72.47 15.0% — 30.0% $83.34 — $94.21 One Week $71.01 15.0% — 30.0% $81.66 — $92.31 One Month $67.65 15.0% — 30.0% $77.80 — $87.95 Summary Range $77.80 — $94.21 Premium / (Discount) to Current Price of $73.11 6.4% — 28.9% Premium / (Discount) to All-time High Price of $100.20 (22.4%) — (6.0%) 10 Source: Capital IQ

Supporting Valuation Materials Precedent Transactions Biotech Comparable Transactions ($ in millions, except per share data) Enterprise Equity Value Price per Share Premium LTM EV / LTM EV / Date Announced Target Name Acquiror Name P/E Value ($m) ($m) ($) 1 Day 1 Week 1 Month High(1) Revenue EBITDA * 2/1/2008 Millennium Pharmaceuticals Takeda Pharmaceutical Co. $7,798.0 $8,167.6 $25.00 64.8% 70.6% 54.4% (72.2%) n.m. 14.8x 159.6x * 12/10/2007 Adams Respiratory Therapeutics Reckitt Benckiser Group 2,202.2 2,160.2 60.00 37.4% 38.6% 39.0% 20.6% 49.6x 6.3x 28.8x * 12/10/2007 MGI Pharma Eisai Corporation 3,707.7 3,357.9 41.00 22.6% 18.0% 37.0% 13.1% n.m. 10.0x n.m. 11/29/2007 Axcan Pharma TPG 1,015.7 1,293.0 23.35 29.1% 38.5% 17.1% 2.0% 18.1x 2.9x 7.5x 11/21/2007 Reliant Pharmaceuticals Inc GlaxoSmithKline PLC 1,650.0 n.a. n.a. n.a. n.a. n.a. n.a. n.a. n.a. n.a. * 11/18/2007 Pharmion Corp Celgene Corp 2,579.0 2,836.6 71.49 45.1% 44.9% 51.8% 22.2% n.m. 10.1x n.m. 11/15/2007 Polpharma SA Gedeon Richter PLC 1,306.3 n.a. n.a. n.a. n.a. n.a. n.a. n.a. n.a. n.a. * 4/22/2007 MedImmune AstraZeneca 14,687.6 14,561.0 58.00 20.8% 31.3% 70.0% (32.7%) 133.8x 10.9x 62.8x * 2/20/2007 New River Pharmaceuticals Shire plc 2,416.1 2,371.3 64.00 9.7% 17.0% 15.0% 0.6% n.m. 70.4x n.m. 11/19/2006 CoTherix Actelion 334.7 388.6 13.50 20.5% 33.9% 73.5% (12.9%) n.m. 5.6x n.m. 11/9/2006 Tanox Genentech 740.8 905.0 20.00 38.0% 46.5% 60.1% (63.2%) 327.9x 12.2x n.a. * 11/5/2006 KOS Pharmaceuticals Abbott Laboratories 3,647.2 3,715.2 78.00 55.7% 60.8% 60.2% (0.5%) 51.9x 4.3x 25.9x 10/30/2006 Sirna Therapeutics Merck & Co 952.2 1,035.0 13.00 100.2% 88.4% 133.4% (97.0%) n.m. n.m. n.m. * 10/16/2006 ICOS Eli Lilly & Co 2,459.5 2,228.6 34.00 25.6% 26.3% 39.1% (51.5%) 107.4x 32.1x n.m. * 10/1/2006 Myogen Gilead Sciences 2,300.5 2,258.0 52.50 49.7% 52.5% 50.0% 24.2% n.m. n.m. n.m. * 9/25/2006 Schwarz Pharma UCB SA 5,460.8 5,774.2 121.62 26.0% 33.2% 34.1% (18.1%) n.m. 4.3x 105.6x * 9/21/2006 Serono Merck Group 13,155.5 13,681.6 879.16 20.2% 26.2% 31.1% (49.1%) 20.1x 4.9x 8.0x 9/20/2006 Mayne Pharma Hospira 1,918.1 1,980.9 3.09 32.3% 41.4% 36.7% 70.7% n.m. 3.2x 15.0x 8/30/2006 AnorMED Genzyme 557.4 599.4 13.50 170.0% 138.6% 105.8% (6.5%) n.m. n.m. n.m. 5/15/2006 Cambridge Antibody Technology AstraZeneca 1,084.3 1,388.5 24.84 66.9% 69.9% 67.5% (75.1%) 36.2x 8.5x 41.7x * 3/23/2006 Schering AG Bayer AG 20,751.4 20,517.8 107.76 8.5% 10.6% 55.1% (16.1%) 2.9x 3.6x 12.4x 3/12/2006 Andrx Corporation Watson Pharma 1,600.7 1,840.8 25.00 15.8% 24.9% 40.2% (73.9%) 29.5x 1.5x 13.6x * 12/14/2005 Abgenix Amgen 2,529.6 2,659.8 22.50 58.6% 57.3% 67.9% (78.2%) n.m. n.m. n.m. 9/7/2005 ID Biomedical GlaxoSmithKline 1,402.2 1,374.8 29.43 12.6% 21.3% 48.7% (5.3%) n.m. 22.1x n.m. * 9/1/2005 Chiron Novartis 9,718.8 9,464.4 48.00 31.7% 35.9% 30.4% (32.4%) 50.2x 5.1x 25.2x 8/21/2005 Eyetech Pharmaceuticals OSI Pharmaceuticals 733.1 994.8 18.23 43.0% 49.3% 64.1% (62.9%) n.m. 6.3x n.m. 6/16/2005 Vicuron Pharmaceuticals Pfizer 1,799.3 1,779.8 29.10 83.6% 80.7% 67.2% 3.1% n.m. n.m. n.m. 5/4/2005 Bone Care International Genzyme 615.1 734.1 33.00 38.5% 38.9% 26.5% 1.6% 115.6x 8.3x 101.5x 4/29/2005 Corixa GlaxoSmithKline 326.2 262.5 4.40 47.7% 48.6% 35.8% (93.9%) n.m. 12.5x n.m. 4/21/2005 Transkaryotic Therapies Shire Pharmaceuticals 1,373.8 1,291.1 37.00 21.6% 38.1% 64.5% (57.5%) n.m. 16.5x n.m. 2/26/2004 ILEX Oncology Genzyme 970.8 1,071.4 26.52 27.5% 19.9% 10.5% (51.0%) n.m. 27.9x n.m. All Transactions: Mean 42.2% 44.9% 51.3% (27.3%) 78.6x 12.7x 46.7x Number of Deals = 31 Median 32.3% 38.6% 50.0% (18.1%) 49.9x 8.4x 25.9x Core Transactions(2): Mean 36.7% 37.9% 45.8% (35.4%) 60.1x 11.0x 34.4x Number of Deals = 8 Median 29.6% 33.6% 44.4% (40.9%) 43.2x 10.0x 33.5x * Greater Than $2 Billion: Mean 34.0% 37.4% 45.4% (19.3%) 59.4x 14.7x 53.5x Number of Deals = 14 Median 28.9% 34.6% 44.6% (17.1%) 50.2x 8.2x 27.4x Source: Capital IQ, Lehman Brothers research (10/15/07 ) (1) Premium to high represents the premium to the all time high prior to announcement (2) Represents transactions involving targets with significant oncology franchises and greater than $1 billion equity value 11

Preliminary Valuation Supporting Materials Precedent Transactions Analysis ($ in millions, except per share amounts) Valuation based on precedent transactions Comparable Transaction Analysis implies a range between $113.55 and $135.92 per Milos Enterprise Equity Implied share Statistic Trading Range Valuation Valuation (2) Price per Share (3) LTM Revenue(1) $11,944 10.0x — 12.0x $119,440 — $143,328 $121,237 — $145,125 $113.55 - $135.92 Implied Range $113.55 — $135.92 Premium / (Discount) to Current Price of $73.11 55.3% - 85.9% Premium / (Discount) to All-time High Price of $100.20 13.3% — 35.6% Source: Capital IQ, FactSet (1) LTM as of 3/31/2008 (2) Based on ($1,797.0) million of net debt 12 (3) Based on 1,050.9 million shares outstanding and 88 million options outstanding at a weighted average exercise price of $61.61

Preliminary Valuation Supporting Materials

Premiums Paid Analysis

Historical Premium Data

Core Transactions

Criteria
- Transactions announced since 2004
- Completed transactions
- Strong oncology franchises
- Deal value over $500 million
- Transactions with a change of control

	1 Day	1 Week	1 Month
Mean	36.7%	37.9%	45.8%
Median	29.6%	33.6%	44.4%
High	66.9%	69.9%	70.0%
Low	20.2%	19.9%	10.5%
# of Deals	8		

Precedent Comparable Transactions

Criteria
- Transactions announced since 2004
- Completed transactions
- Biotech transactions
- Deal value over $1 billion
- Transactions with a change of control

	1 Day	1 Week	1 Month
Mean	42.2%	44.9%	51.3%
Median	32.3%	38.6%	50.0%
High	170.0%	138.6%	133.4%
Low	8.5%	10.6%	10.5%
# of Deals	31		

All Healthcare Transactions

Criteria
- Transactions announced since 2004
- Completed transactions
- Healthcare transactions
- Deal value greater than $1.0 billion
- Transactions with a change of control

	1 Day	1 Week	1 Month
Mean	29.8%	29.9%	32.9%
Median	26.6%	27.6%	32.4%
High	100.2%	94.4%	135.5%
Low	(79.6%)	(79.8%)	(79.8%)
# of Deals	88		

Premium to Share Price Range

	Stock Price	Premium Range to Stock Price			Implied Value per Share		
One Day	$72.47	30.0%	-	40.0%	$94.21	-	$101.46
One Week	$71.01	30.0%	-	40.0%	$92.31	-	$99.41
One Month	$67.65	45.0%	-	55.0%	$98.09	-	$104.86

Summary Range	**$92.31**	-	**$104.86**
Premium / (Discount) to Current Price of $73.11	*26.3%*	-	*43.4%*
Premium / (Discount) to All-time High Price of $100.20	*(7.9%)*	-	*4.6%*

Source: Company filings, Capital IQ, Thomson

Greenhill

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